UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 27, 2011

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2011, Apogee Enterprises, Inc. (the “Company”) entered into a credit agreement (the “Agreement”), dated as of January 27, 2011, among the Company, each of the lenders from time to time parties to the Agreement, and Wells Fargo Bank, N.A., as administrative agent for the Lenders, swingline lender and issuer of letters of credit. The Agreement creates a new, three-year, committed, secured, revolving credit facility in the amount of $80 million (subject to increase under the Agreement to an amount not exceeding $120 million). The credit facility includes a letter of credit facility in the amount of up to $50 million, the outstanding amounts of which decrease the available commitment. Upon closing of the Agreement on January 27, 2011, the Agreement replaced the Company’s previously existing $100 million unsecured, revolving credit facility, which would have expired in accordance with its terms on November 14, 2011.

The Company may elect the borrowings under the Agreement to bear interest at one of two rates. Borrowings under the Agreement may be made at an interest rate per annum equal to the sum of:

(1)	the Applicable Margin (which is calculated based upon the Company’s debt-to-EBITDA ratio) and the LIBOR Rate (as defined in the Agreement), or

(2)	(A) the Base Rate (which is a rate per annum equal to the greatest of (i) the interest rate announced by the administrative agent as its prime rate, (ii) the sum of 0.50% per annum and the federal funds rate in effect on such day, and (iii) LIBOR (as defined in the Agreement) plus 1.00%) in effect from time to time, and (B) the Applicable Margin.

The Agreement requires the Company to maintain minimum levels of net worth and an adjusted debt-to-EBITDA ratio of not more than 2.75. If the Company is not in compliance with either of these requirements, the lenders may terminate the commitment and/or declare any loan then outstanding to be due.

The Agreement provides that the Company may not be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or property, or in any event sell or discount any of its notes or accounts receivable, or permit any subsidiary to do so; provided, however, that the foregoing restriction does not apply to or operate to prevent (1) the Company being a party to any merger where the Company is the surviving person if, after giving effect to such merger, no Default or Event of Default (both as defined in the Agreement) would then exist, (2) any subsidiary merging into the Company, being a party to any merger that does not involve the Company where such subsidiary is the surviving person, or being party to an otherwise permitted merger if, after giving effect to such merger, no Default or Event of Default would then exist, (3) the Company or any subsidiary selling its inventory in the ordinary course of its business, (4) any dissolution of an inactive subsidiary that would not have a Material Adverse Effect (as defined in the Agreement), if, after giving effect to such dissolution, no Default or Event of Default would then exist, and (5) any Like-Kind Exchange (as defined in the Agreement).

The Agreement places certain limitations on the payment of cash dividends. It provides that the Company may not declare any dividends (other than dividends payable in capital stock of the Company) on any shares of any class of its capital stock, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company, unless, immediately after giving effect to such action, there shall not have occurred any Default or Event of Default that is continuing. The Agreement limits all such dividends to $12 million per fiscal year until the Company has achieved trailing twelve-month EBITDA in excess of $20 million for two consecutive fiscal quarter-ends after January 27, 2011.

Amounts due under the Agreement may be accelerated upon an Event of Default, such as a breach of a representation or covenant or the occurrence of bankruptcy, if not otherwise waived or cured.

Wells Fargo Bank, N.A. and all of the lenders that are parties to the Agreement were parties to the Prior Agreement described under Item 1.02 of this Current Report on Form 8-K. Wells Fargo Bank, N.A. and certain lenders that are parties to the Agreement have provided, from time to time, and may continue to provide, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Company’s previously existing Credit Agreement, dated as of May 4, 2005, among the Company, each of the lenders from time to time parties to the agreement, and JPMorgan Chase Bank, N.A., as successor to The Bank of New York, as letter of credit issuer, administrative agent for the lenders and swing line lender (as amended, the “Prior Agreement”), created a five-year, committed, unsecured, revolving credit facility in the amount of $100 million. The Prior Agreement required the Company to maintain levels of net worth and a debt-to-EBITDA ratio of not more than 2.75. If the Company was not in compliance with these requirements, the lenders had the right to terminate the commitment and/or declare any loan then outstanding to be due. The Prior Agreement, which would have expired in accordance with its terms on November 14, 2011, was terminated upon the closing of the Agreement on January 27, 2011. The Company did not incur any early termination penalties in connection with the termination of the Prior Agreement. A brief description of the Company’s material relationships with Wells Fargo Bank, N.A. and the other lenders that were parties to the Prior Agreement is provided under Item 1.01 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on January 27, 2011, the Company entered into a three-year, committed, secured, revolving credit facility in the amount of $80 million (subject to increase under the Agreement to an amount not exceeding $120 million). No amounts have been borrowed under this facility. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of January 27, 2011, by and among Apogee Enterprises, Inc., as the Borrower, the Lenders referred to herein, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and Comerica Bank, as Documentation Agent and Issuing Lender.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: February 2, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of January 27, 2011, by and among Apogee Enterprises, Inc., as the Borrower, the Lenders referred to herein, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and Comerica Bank, as Documentation Agent and Issuing Lender.*

*	Filed herewith

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